Exhibit 5


                                  LAW OFFICES

              LIPPENBERGER, THOMPSON, WELCH, SOROKO & GILBERT LLP
                             250 MONTGOMERY STREET
                                   SUITE 500
                          SAN FRANCISCO, CA 94104-3401
                                 (415) 421-5300
                                                                      FACSIMILE
                                                                  (415) 421-0225



                                January 26, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


        Re: BioTime, Inc.
            Registration Statement on Form S-3


Ladies/Gentlemen:


     We are counsel to BioTime, Inc. (the "Company") in connection with the offer and sale of up to 751,654 Common Shares (the "Shares"), including 501,654 Shares issuable upon the exercise of subscription rights (the "Rights") that will be issued and distributed by the Company to the holders of record of its Common Shares, plus up to an additional 250,000 Shares that may be issued to fill over-subscriptions of those Rights. The Company will issue one Right for each Common Share that was outstanding on January 5, 1999, which has been set as the record date for determining shareholders entitled to receive the Rights. The issuance of the Rights and the offer and sale of the Shares is being registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3, File No. 333-69179.


     We are of the opinion that when the Rights are granted as described in the Registration Statement, the Rights will be the legally and validly issued and outstanding and will constitute binding obligations of the Company, enforceable in accordance with their terms. We are also of the opinion that when the Shares are issued and sold upon the exercise of the Rights and to fill over-subscriptions, in accordance with the terms and provisions of the Rights and the Registration Statement, the Shares will be legally and validly issued and outstanding, fully paid and nonassessable.

     The foregoing opinion is limited to the laws of the State of California and the Federal laws of the United States of America.

     We hereby consent to the use of our opinion in the Registration Statement.


                             Very truly yours,


                             Lippenberger, Thompson, Welch, Soroko & Gilbert LLP